Exhibit 99.1

Envestnet Reports Second Quarter 2023 Financial Results

Berwyn, PA — August 3, 2023 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three and six months ended June 30, 2023.

	Three months ended			Six months ended
Key Financial Metrics	June 30,		%	June 30,		%
(in millions, except per share data)	2023	2022	Change	2023	2022	Change
GAAP:
Total revenue	$312.4	$318.9	(2)%	$611.1	$640.2	(5)%
Net loss attributable to Envestnet, Inc.	$(21.4)	$(23.3)	8%	$(62.6)	$(37.1)	(69)%
Net loss attributable to Envestnet, Inc. per diluted share	$(0.39)	$(0.42)	7%	$(1.15)	$(0.67)	(72)%

Non-GAAP:
Adjusted revenue(1)	$312.5	$318.9	(2)%	$611.2	$640.3	(5)%
Adjusted EBITDA(1)	$57.8	$57.1	1%	$113.2	$112.8	—%
Adjusted net income(1)	$30.4	$32.0	(5)%	$60.5	$63.0	(4)%
Adjusted net income per diluted share(1)	$0.46	$0.49	(6)%	$0.91	$0.96	(5)%

“Envestnet continues to create value for its clients and differentiate ourselves from competition by delivering the most integrated ecosystem of data, technology and solutions,” said Bill Crager, Chief Executive Officer. “We are outpacing the industry in flows, gaining share and helping drive the growth and productivity of our clients, all while executing our strategy of long-term revenue growth and margin expansion.”

Financial Results for the Second Quarter of 2023

Asset-based recurring revenue decreased 3% from the second quarter of 2022, and represented 59% of total revenue for the second quarter of 2023, compared to 60% for the second quarter of 2022. Subscription-based recurring revenue decreased 3% from the second quarter of 2022, and represented 37% of total revenue for the second quarter of 2023, compared to 37% for the second quarter of 2022. Professional services and other non-recurring revenue increased 34% from the prior year period. Total revenue decreased 2% to $312.4 million for the second quarter of 2023 from $318.9 million for the second quarter of 2022.

Total operating expenses for the second quarter of 2023 decreased 7% to $327.7 million from $350.6 million in the prior year period. Direct expense decreased to $123.5 million for the second quarter of 2023 from $126.5 million for the prior year period. Employee compensation decreased 7% to $117.1 million for the second quarter of 2023 from $125.8 million for the prior year period. Employee compensation was 37% of total revenue for the second quarter of 2023, compared to 39% for the prior year period. General and administrative expenses decreased 19% to $53.3 million for the second quarter of 2023 from $66.1 million for the prior year period. General and administrative expenses were 17% of total revenue for the second quarter of 2023, compared to 21% for the prior year period.

Loss from operations was $15.3 million for the second quarter of 2023 compared to a loss of $31.7 million for the second quarter of 2022. Net loss attributable to Envestnet, Inc. was $21.4 million for the second quarter of 2023 compared to net loss attributable to Envestnet, Inc. of $23.3 million for the second quarter of 2022. Net loss attributable to Envestnet, Inc. per diluted share was $(0.39) for the second quarter of 2023 compared to net loss attributable to Envestnet, Inc. per diluted share of $(0.42) for the second quarter of 2022.

Adjusted revenue(1) for the second quarter of 2023 decreased 2% to $312.5 million from $318.9 million for the prior year period. Adjusted EBITDA(1) for the second quarter of 2023 increased to $57.8 million from $57.1 million for the prior year period. Adjusted net income(1) decreased 5% for the second quarter of 2023 to $30.4 million from $32.0 million for the prior year period. Adjusted net income per diluted share(1) for the second quarter of 2023 decreased 6% to $0.46 from $0.49 in the second quarter of 2022.

Balance Sheet and Liquidity

As of June 30, 2023, Envestnet had $59.0 million in cash and cash equivalents and $912.5 million in outstanding debt. Debt as of June 30, 2023 results from $317.5 million in convertible notes maturing in 2025, $575.0 million in convertible notes maturing in 2027 and $20.0 million of borrowings under the revolving credit facility. On July 19, 2023, the outstanding borrowings under the revolving credit facility were repaid and the remaining available balance on the agreement was $500.0 million.

Outlook

Envestnet provided the following outlook for the third quarter and full year ending December 31, 2023. This outlook is based on the market value of assets under management or administration as of June 30, 2023. We caution that we cannot predict the market value of these assets on any future date. See “Cautionary Statement Regarding Forward-Looking Statements.”

In Millions, Except Adjusted EPS	3Q 2023			FY 2023
GAAP:
Revenue:
Asset-based	$192.5	-	$194.0
Subscription-based	117.5	-	118.5
Total recurring revenue	310.0	-	312.5
Professional services and other revenue	6.0	-	6.5
Total revenue	$316.0	-	$319.0	$1,252.0	-	$1,259.0

Asset-based direct expense	$113.5	-	$114.0
Total direct expense	$120.5	-	$121.0

Net income		(a)			(a)

Diluted shares outstanding		65.9			66.0
Net income per diluted share		(a)			(a)

Non-GAAP:
Adjusted revenue(1):
Asset-based	$192.5	-	$194.0
Subscription-based	117.5	-	118.5
Total recurring revenue	310.0	-	312.5
Professional services and other revenue	6.0	-	6.5
Total revenue	$316.0	-	$319.0	$1,252.0	-	$1,259.0

Adjusted EBITDA(1)	$64.0	-	$66.0	$255.0	-	$260.0
Adjusted net income per diluted share(1)	$0.52	-	$0.54	$2.09	-	$2.15

(a) Envestnet does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss second quarter 2023 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://investor.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions and intelligence to make financial wellness a reality for everyone. Approximately 107,000 advisors and approximately 6,900 companies including: 16 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenue” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby it now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021-08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenue has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, fair market value adjustment to investment in private company, dilution gain on equity method investee share issuance, loss allocations from equity method investments and (income) loss attributable to non-controlling interest.

“Adjusted net income” represents net income (loss) before income tax provision (benefit), deferred revenue fair value adjustment, non-cash interest expense, cash interest on our convertible notes, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, fair market value adjustment to investment in private company, dilution gain on equity method investee share issuance, loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. For purposes of the adjusted net income per share calculation, we assume all potential shares to be issued in connection with our convertible notes are dilutive.

See reconciliations of Non-GAAP Financial Measures on pages 9-12 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenue, net income (loss) or net income (loss) per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the second quarter and full year of 2023, its strategic and operational plans and growth strategy, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the concentration of our revenue from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets; the amount of our debt and our ability to service our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large financial technology (“FinTech”) companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; the failure to protect our intellectual property rights; our ability to introduce new solutions and services and enhancements; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for data security breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; regulatory compliance failures; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; changes in the level of inflation; general economic, political and regulatory conditions; changes in trade, monetary and fiscal policies and laws; global events, natural disasters, environmental disasters, terrorist attacks and pandemics or health crises, including their impact on the economy and trading markets; social, environmental and sustainability concerns that may arise, including from our business activities; and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 3, 2023 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$59,019	$162,173
Fees receivable, net	123,696	101,696
Prepaid expenses and other current assets	41,906	41,363
Total current assets	224,621	305,232
Property and equipment, net	66,668	62,443
Internally developed software, net	207,235	184,558
Intangible assets, net	361,335	379,995
Goodwill	998,436	998,414
Operating lease right-of-use-assets, net	75,079	81,596
Other assets	120,531	99,927
Total assets	$2,053,905	$2,112,165

Liabilities and equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$239,836	$233,866
Operating lease liabilities	13,222	11,949
Deferred revenue	35,846	36,363
Current portion of debt	20,000	44,886
Total current liabilities	308,904	327,064
Debt, net of current portion	874,175	871,769
Operating lease liabilities, net of current portion	105,606	110,652
Deferred tax liabilities, net	15,815	16,196
Other liabilities	16,947	18,880
Total liabilities	1,321,447	1,344,561

Equity:
Total stockholders’ equity, attributable to Envestnet, Inc.	722,513	754,567
Non-controlling interest	9,945	13,037
Total liabilities and equity	$2,053,905	$2,112,165

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue:
Asset-based	$185,762	$191,972	$362,694	$394,689
Subscription-based	114,959	118,120	232,038	232,854
Total recurring revenue	300,721	310,092	594,732	627,543
Professional services and other revenue	11,713	8,760	16,409	12,672
Total revenue	312,434	318,852	611,141	640,215

Operating expenses:
Direct expense	123,497	126,482	232,486	251,764
Employee compensation	117,097	125,767	231,312	252,616
General and administrative	53,346	66,144	106,965	110,479
Depreciation and amortization	33,806	32,182	66,747	63,800
Total operating expenses	327,746	350,575	637,510	678,659

Loss from operations	(15,312)	(31,723)	(26,369)	(38,444)
Other (expense) income, net	(7,402)	1,622	(15,337)	(4,345)
Loss before income tax provision (benefit)	(22,714)	(30,101)	(41,706)	(42,789)

Income tax provision (benefit)	418	(5,833)	24,187	(3,813)

Net loss	(23,132)	(24,268)	(65,893)	(38,976)
Add: Net loss attributable to non-controlling interest	1,716	983	3,249	1,832
Net loss attributable to Envestnet, Inc.	$(21,416)	$(23,285)	$(62,644)	$(37,144)

Net loss attributable to Envestnet, Inc. per share:
Basic and diluted	$(0.39)	$(0.42)	$(1.15)	$(0.67)

Weighted average common shares outstanding:
Basic and diluted	54,439,733	55,203,120	54,289,443	55,054,272

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(65,893)	$(38,976)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	66,747	63,800
Deferred income taxes	(522)	(8,222)
Non-cash compensation expense	40,843	45,318
Non-cash interest expense	2,251	3,474
Loss allocations from equity method investments	5,872	2,945
Dilution gain on equity method investee share issuance	(546)	(6,934)
Lease related impairments	2,483	12,961
Other	304	(448)
Changes in operating assets and liabilities:
Fees receivable, net	(22,357)	13,694
Prepaid expenses and other assets	(6,762)	(6,359)
Accounts payable, accrued expenses and other liabilities	17,700	(32,888)
Deferred revenue	(852)	4,277
Net cash provided by operating activities	39,268	52,642
Cash flows from investing activities:
Purchases of property and equipment	(16,735)	(9,141)
Capitalization of internally developed software	(46,801)	(43,045)
Acquisitions of businesses, net of cash acquired	—	(14,472)
Investments in private companies	(1,450)	(8,000)
Acquisition of proprietary technology	(12,000)	(19,000)
Issuance of loan receivable to private company	(20,000)	—
Issuance of note receivable to equity method investees	—	(4,350)
Other	319	—
Net cash used in investing activities	(96,667)	(98,008)
Cash flows from financing activities:
Proceeds from borrowings on Revolving Credit Facility	40,000	—
Payments related to Revolving Credit Facility	(20,000)	(1,872)
Payments related to Convertible Notes	(45,000)	—
Payments on finance lease obligations	(792)	(14,517)
Proceeds from exercise of stock options	472	742
Payments related to tax withholdings for stock-based compensation	(13,774)	(18,113)
Payments related to share repurchases	(9,289)	(9,235)
Purchase of non-controlling units from third-party shareholders	(1,008)	—
Payments of contingent consideration	—	(750)
Other	3	4
Net cash used in financing activities	(49,388)	(43,741)
Effect of exchange rate on changes on cash, cash equivalents and restricted cash	3,633	(2,057)
Net change in cash, cash equivalents and restricted cash	(103,154)	(91,164)
Cash, cash equivalents and restricted cash, beginning of period	162,173	429,428
Cash, cash equivalents and restricted cash, end of period (a)	$59,019	$338,264

(a) The following table reconciles amounts from the condensed consolidated balance sheets to cash, cash equivalents and restricted cash reported within the condensed consolidated statements of cash flows:

	June 30,
	2023	2022
	(in thousands)
Cash and cash equivalents	$59,019	$338,115
Restricted cash included in prepaid expenses and other current assets	—	149
Total cash, cash equivalents and restricted cash	$59,019	$338,264

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Total revenue	$312,434	$318,852	$611,141	$640,215
Deferred revenue fair value adjustment (a)	17	54	69	108
Adjusted revenue	$312,451	$318,906	$611,210	$640,323

Net loss	$(23,132)	$(24,268)	$(65,893)	$(38,976)
Add (deduct):
Deferred revenue fair value adjustment (a)	17	54	69	108
Interest income (b)	(1,656)	(713)	(3,014)	(1,034)
Interest expense (b)	6,531	4,212	12,851	9,065
Income tax provision (benefit)	418	(5,833)	24,187	(3,813)
Depreciation and amortization	33,806	32,182	66,747	63,800
Non-cash compensation expense (d)	21,390	23,504	40,843	45,318
Restructuring charges and transaction costs (e)	6,508	21,026	10,671	23,372
Severance (d)	8,234	7,148	14,422	10,254
Litigation, regulatory and other governance related expenses (c)	2,145	4,306	5,219	7,383
Foreign currency	74	413	107	305
Non-income tax expense adjustment (c)	(30)	189	(198)	213
Fair market value adjustment to investment in private company	67	—	67	—
Dilution gain on equity method investee share issuance (d)	(546)	(6,934)	(546)	(6,934)
Loss allocations from equity method investments (b)	2,932	1,400	5,872	2,945
Loss attributable to non-controlling interest	1,027	440	1,805	817
Adjusted EBITDA	$57,785	$57,126	$113,209	$112,823

(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administrative expense in the condensed consolidated statements of operations.
(d)Included within employee compensation expense in the condensed consolidated statements of operations.
(e)For the three months ended June 30, 2023 and 2022, $5.0 million and $20.9 million were included within general and administrative expense, respectively, in the condensed consolidated statements of operations. For the three months ended June 30, 2023 and 2022, $1.5 million and $0.1 million were included within employee compensation expense, respectively, in the condensed consolidated statements of operations. For the six months ended June 30, 2023 and 2022, $9.1 million and $23.5 million were included within general and administrative expense, respectively, in the condensed consolidated statements of operations. For the six months ended June 30, 2023 and 2022, $1.6 million and $(0.1) million were included within employee compensation expense, respectively, in the condensed consolidated statements of operations

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss	$(23,132)	$(24,268)	$(65,893)	$(38,976)
Income tax provision (benefit) (a)	418	(5,833)	24,187	(3,813)
Loss before income tax provision (benefit)	(22,714)	(30,101)	(41,706)	(42,789)
Add (deduct):
Deferred revenue fair value adjustment (b)	17	54	69	108
Non-cash interest expense (d)	1,427	1,415	2,869	3,474
Cash interest - Convertible Notes (d)	4,543	2,480	9,108	4,960
Non-cash compensation expense (e)	21,390	23,504	40,843	45,318
Restructuring charges and transaction costs (g)	6,508	21,026	10,671	23,372
Severance (e)	8,234	7,148	14,422	10,254
Amortization of acquired intangibles (f)	15,720	17,645	32,660	35,165
Litigation, regulatory and other governance related expenses (c)	2,145	4,306	5,219	7,383
Foreign currency (d)	74	413	107	305
Non-income tax expense adjustment (c)	(30)	189	(198)	213
Fair market value adjustment to investment in private company	67	—	67	—
Dilution gain on equity method investee share issuance (d)	(546)	(6,934)	(546)	(6,934)
Loss allocations from equity method investments (d)	2,932	1,400	5,872	2,945
Loss attributable to non-controlling interest	1,027	440	1,805	817
Adjusted net income before income tax effect	40,794	42,985	81,262	84,591
Income tax effect (h)	(10,403)	(10,961)	(20,722)	(21,571)
Adjusted net income	$30,391	$32,024	$60,540	$63,020

Basic number of weighted-average shares outstanding	54,439,733	55,203,120	54,289,443	55,054,272
Effect of dilutive shares:
Convertible Notes	11,253,471	9,898,549	11,361,458	9,898,549
Non-vested RSUs and PSUs	316,758	199,853	445,323	381,397
Options to purchase common stock	57,902	129,217	73,271	142,510
Warrants	—	22,170	—	37,473
Diluted number of weighted-average shares outstanding	66,067,864	65,452,909	66,169,495	65,514,201

Adjusted net income per diluted share	$0.46	$0.49	$0.91	$0.96

(a)For the three months ended June 30, 2023 and 2022, the effective tax rate computed in accordance with GAAP equaled (1.8)% and 19.4%, respectively. For the six months ended June 30, 2023 and 2022, the effective tax rate computed in accordance with GAAP equaled (58.0)% and 8.9%, respectively.
(b)Included within subscription-based revenue in the condensed consolidated statements of operations.
(c)Included within general and administrative expense in the condensed consolidated statements of operations.
(d)Included within other expense, net in the condensed consolidated statements of operations.
(e)Included within employee compensation expense in the condensed consolidated statements of operations.
(f)Included within depreciation and amortization expense in the condensed consolidated statements of operations.
(g)For the three months ended June 30, 2023 and 2022, $5.0 million and $20.9 million were included within general and administrative expense, respectively, in the condensed consolidated statements of operations. For the three months ended June 30, 2023 and 2022, $1.5 million and $0.1 million were included within employee compensation expense, respectively, in the condensed consolidated statements of operations. For the six months ended June 30, 2023 and 2022, $9.1 million and $23.5 million were included within general and administrative expense, respectively, in the condensed consolidated statements of operations. For the six months ended June 30, 2023 and 2022, $1.6 million and $(0.1) million were included within employee compensation expense, respectively, in the condensed consolidated statements of operations
(h)An estimated normalized effective tax rate of 25.5% has been used to compute adjusted net income for the three and six months ended June 30, 2023 and 2022.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended June 30, 2023
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue	$271,581	$40,853	$—	$312,434
Deferred revenue fair value adjustment (a)	17	—	—	17
Adjusted revenue	$271,598	$40,853	$—	$312,451

Revenue:
Asset-based	$185,762	$—	$—	$185,762
Subscription-based	75,509	39,450	—	114,959
Total recurring revenue	261,271	39,450	—	300,721
Professional services and other revenue	10,310	1,403	—	11,713
Total revenue	$271,581	$40,853	$—	$312,434

Operating expenses:
Direct expense
Asset-based	$108,532	$—	$—	$108,532
Subscription-based	1,455	5,478	—	6,933
Professional services and other	8,032	—	—	8,032
Total direct expense	118,019	5,478	—	123,497
Employee compensation	75,988	21,749	19,360	117,097
General and administrative	29,665	15,323	8,358	53,346
Depreciation and amortization	24,510	9,296	—	33,806
Total operating expenses	$248,182	$51,846	$27,718	$327,746

Income (loss) from operations	$23,399	$(10,993)	$(27,718)	$(15,312)
Add (deduct):
Deferred revenue fair value adjustment (a)	17	—	—	17
Depreciation and amortization	24,510	9,296	—	33,806
Non-cash compensation expense (c)	12,043	2,727	6,620	21,390
Restructuring charges and transaction costs (d)	5,414	69	1,025	6,508
Severance (c)	1,854	3,119	3,261	8,234
Litigation, regulatory and other governance related expenses (b)	—	2,210	(65)	2,145
Non-income tax expense adjustment (b)	(25)	(5)	—	(30)
Loss attributable to non-controlling interest	1,027	—	—	1,027
Adjusted EBITDA	$68,239	$6,423	$(16,877)	$57,785
(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within general and administrative expense in the condensed consolidated statements of operations.
(c)Included within employee compensation expense in the condensed consolidated statements of operations.
(d)$5.0 million was included within general and administrative expense and $1.5 million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Six Months Ended June 30, 2023
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue	$528,241	$82,900	$—	$611,141
Deferred revenue fair value adjustment (a)	69	—	—	69
Adjusted revenue	$528,310	$82,900	$—	$611,210

Revenue:
Asset-based	$362,694	$—	$—	$362,694
Subscription-based	151,994	80,044	—	232,038
Total recurring revenue	514,688	80,044	—	594,732
Professional services and other revenue	13,553	2,856	—	16,409
Total revenue	$528,241	$82,900	$—	$611,141

Operating expenses:
Direct expense:
Asset-based	$211,155	$—	$—	$211,155
Subscription-based	2,877	10,418	—	13,295
Professional services and other	8,036	—	—	8,036
Total direct expense	222,068	10,418	—	232,486
Employee compensation	152,871	43,155	35,286	231,312
General and administrative	57,792	30,001	19,172	106,965
Depreciation and amortization	48,648	18,099	—	66,747
Total operating expenses	$481,379	$101,673	$54,458	$637,510

Income (loss) from operations	$46,862	$(18,773)	$(54,458)	$(26,369)
Add (deduct):
Deferred revenue fair value adjustment (a)	69	—	—	69
Depreciation and amortization	48,648	18,099	—	66,747
Non-cash compensation expense (c)	23,285	5,389	12,169	40,843
Restructuring charges and transaction costs (d)	6,552	313	3,806	10,671
Severance (c)	5,430	5,547	3,445	14,422
Litigation, regulatory and other governance related expenses (b)	—	3,534	1,685	5,219
Non-income tax expense adjustment (b)	(127)	(71)	—	(198)
Loss attributable to non-controlling interest	1,805	—	—	1,805
Adjusted EBITDA	$132,524	$14,038	$(33,353)	$113,209

(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within general and administrative expense in the condensed consolidated statements of operations.
(c)Included within employee compensation expense in the condensed consolidated statements of operations.
(d)$9.1 million was included within general and administrative expense and $1.6 million was included within employee compensation expense in the condensed consolidated statements of operations.

	Three Months Ended June 30, 2022
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue	$272,000	$46,852	$—	$318,852
Deferred revenue fair value adjustment (a)	54	—	—	54
Adjusted revenue	$272,054	$46,852	$—	$318,906

Revenue:
Asset-based	$191,972	$—	$—	$191,972
Subscription-based	73,568	44,552	—	118,120
Total recurring revenue	265,540	44,552	—	310,092
Professional services and other revenue	6,460	2,300	—	8,760
Total revenue	$272,000	$46,852	$—	$318,852

Operating expenses:
Direct expense:
Asset-based	$112,301	$—	$—	$112,301
Subscription-based	1,504	5,737	—	7,241
Professional services and other	6,917	23	—	6,940
Total direct expense	120,722	5,760	—	126,482
Employee compensation	78,759	23,994	23,014	125,767
General and administrative	45,001	12,171	8,972	66,144
Depreciation and amortization	23,550	8,632	—	32,182
Total operating expenses	$268,032	$50,557	$31,986	$350,575

Income (loss) from operations	$3,968	$(3,705)	$(31,986)	$(31,723)
Add (deduct):
Deferred revenue fair value adjustment (a)	54	—	—	54
Depreciation and amortization	23,550	8,632	—	32,182
Non-cash compensation expense (c)	13,364	1,852	8,288	23,504
Restructuring charges and transaction costs (d)	16,897	753	3,376	21,026
Severance (c)	2,813	(431)	4,766	7,148
Litigation, regulatory and other governance related expenses (b)	—	4,306	—	4,306
Non-income tax expense adjustment (b)	184	5	—	189
Loss attributable to non-controlling interest	440	—	—	440
Adjusted EBITDA	$61,270	$11,412	$(15,556)	$57,126

(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within general and administrative expense in the condensed consolidated statements of operations.
(c)Included within employee compensation expense in the condensed consolidated statements of operations.
(d)$20.9 million was included within general and administrative expense and $0.1 million was included within employee compensation expense in the condensed consolidated statements of operations.

	Six Months Ended June 30, 2022
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue	$545,568	$94,647	$—	$640,215
Deferred revenue fair value adjustment (a)	108	—	—	108
Adjusted revenue	$545,676	$94,647	$—	$640,323

Revenue:
Asset-based	$394,689	$—	$—	$394,689
Subscription-based	142,105	90,749	—	232,854
Total recurring revenue	536,794	90,749	—	627,543
Professional services and other revenue	8,774	3,898	—	12,672
Total revenue	$545,568	$94,647	$—	$640,215

Operating expenses:
Direct expense:
Asset-based	$229,729	$—	$—	$229,729
Subscription-based	2,869	12,183	—	15,052
Professional services and other	6,932	51	—	6,983
Total direct expense	239,530	12,234	—	251,764
Employee compensation	157,403	54,160	41,053	252,616
General and administrative	72,361	20,782	17,336	110,479
Depreciation and amortization	47,037	16,763	—	63,800
Total operating expenses	$516,331	$103,939	$58,389	$678,659

Income (loss) from operations	$29,237	$(9,292)	$(58,389)	$(38,444)
Add (deduct):
Deferred revenue fair value adjustment (a)	108	—	—	108
Depreciation and amortization	47,037	16,763	—	63,800
Non-cash compensation expense (c)	24,654	5,387	15,277	45,318
Restructuring charges and transaction costs (d)	17,181	750	5,441	23,372
Severance (c)	4,223	1,211	4,820	10,254
Litigation, regulatory and other governance related expenses (b)	—	7,383	—	7,383
Non-income tax expense adjustment (b)	291	(78)	—	213
Loss attributable to non-controlling interest	817	—	—	817
Other	—	2	—	2
Adjusted EBITDA	$123,548	$22,126	$(32,851)	$112,823

(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within general and administrative expense in the condensed consolidated statements of operations.
(c)Included within employee compensation expense in the condensed consolidated statements of operations.
(d)$23.5 million was included within general and administrative expense and $(0.1) million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Key Metrics
(in millions, except accounts and advisors data)
(unaudited)

Envestnet Wealth Solutions Segment

The following table provides information regarding the amount of assets utilizing our platforms, financial advisors and investor accounts in the periods indicated:

	As of
	June 30,	September 30,	December 31,	March 31,	June 30,
	2022	2022	2022	2023	2023

	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management (“AUM”)	$325,209	$315,883	$341,144	$363,244	$384,773
Assets under Administration (“AUA”)	352,840	350,576	367,412	379,843	394,078
Total AUM/A	678,049	666,459	708,556	743,087	778,851
Subscription	4,312,114	4,134,414	4,382,109	4,566,971	4,643,313
Total Platform Assets	$4,990,163	$4,800,873	$5,090,665	$5,310,058	$5,422,164
Platform Accounts
AUM	1,491,861	1,522,968	1,547,009	1,571,862	1,609,677
AUA	1,061,484	1,135,302	1,135,026	1,142,166	1,144,375
Total AUM/A	2,553,345	2,658,270	2,682,035	2,714,028	2,754,052
Subscription	15,312,144	15,596,403	15,665,020	15,779,980	15,916,955
Total Platform Accounts	17,865,489	18,254,673	18,347,055	18,494,008	18,671,007
Advisors
AUM/A	38,394	38,417	38,025	38,611	38,809
Subscription	66,838	67,348	67,520	67,843	68,439
Total Advisors	105,232	105,765	105,545	106,454	107,248

The following table summarizes the changes in AUM and AUA for the three months ended June 30, 2023:

	Asset Rollforward - Three Months Ended June 30, 2023
	As of March 31,	Gross		Net	Market	Reclass to	As of June 30,
	2023	Sales	Redemptions	Flows	Impact	Subscription	2023

	(in millions, except account data)
AUM	$363,244	$25,282	$(16,630)	$8,652	$12,877	$—	$384,773
AUA	379,843	25,389	(24,013)	1,376	13,629	(770)	394,078
Total AUM/A	$743,087	$50,671	$(40,643)	$10,028	$26,506	$(770)	$778,851
Fee-Based Accounts	2,714,028			44,244		(4,220)	2,754,052

The above AUM/A gross sales figures for the three months ended June 30, 2023 include $11.8 billion in new client conversions. We onboarded an additional $19.3 billion in subscription conversions during the three months ended June 30, 2023 bringing total conversions for the three months ended June 30, 2023 to $31.1 billion.

Envestnet, Inc.
Key Metrics
(in millions, except accounts and advisors data)
(unaudited)

The following table summarizes the changes in AUM and AUA for the six months ended June 30, 2023:

	Asset Rollforward - Six Months Ended June 30, 2023
	As of December 31,	Gross		Net	Market	Reclass to	As of June 30,
	2022	Sales	Redemptions	Flows	Impact	Subscription	2023

	(in millions, except account data)
AUM	$341,144	$49,939	$(32,307)	$17,632	$27,136	$(1,139)	$384,773
AUA	367,412	57,940	(45,560)	12,380	28,158	(13,872)	394,078
Total AUM/A	$708,556	$107,879	$(77,867)	$30,012	$55,294	$(15,011)	$778,851
Fee-Based Accounts	2,682,035			160,493		(88,476)	2,754,052

The above AUM/A gross sales figures for the six months ended June 30, 2023 include $28.9 billion in new client conversions. We onboarded an additional $68.1 billion in subscription conversions during the six months ended June 30, 2023 bringing total conversions for the six months ended June 30, 2023 to $97.0 billion.

Asset and account figures in the “Reclass to Subscription” columns for the three and six months ended June 30, 2023 represent enterprise customers whose billing arrangements in future periods are subscription-based, rather than asset-based. Such amounts are included in Subscription metrics at the end of the quarter in which the reclassification occurred, with no impact on total platform assets or accounts.

Envestnet Data & Analytics Segment

The following table provides information regarding the amount of paid-end users and firms using the Envestnet Data & Analytics platform in the periods indicated:

	As of
	June 30,	September 30,	December 31,	March 31,	June 30,
	2022	2022	2022	2023	2023

	(in millions, except number of firms data)
Number of paying users	37.2	38.1	38.8	37.5	38.0
Number of firms	1,731	1,815	1,827	1,851	1,873